Exhibit 3.1

(STAMP)	Prescribed By J. Kenneth Blackwell	Expedite this Form: (select one)

	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	PO Box 1390
Toll Free: 1-877-SOS-FILE (1-877-767-3453)
☑ Yes
Columbus, OH 43216
***Requires an additional fee of $100***

PO Box 1028
www.state.oh.us/sos		☐ No
e-mail: busserv@sos.state.oh.us		Columbus, OH 43216

Certificate of Amendment by Directors
or Incorporators to Articles
(Domestic)
Filing Fee $50.00
(CHECK ONLY ONE (1) BOX)
(1)	☑ Amendment by Directors	(2)	☐ Amendment by Incorporators
	☐ Amended by Directors (123-AMDD)		☐ Amended by Incorporators (124-AMDI)

Complete the general information in this section for the box checked above.

Name of Corporation	M/I Schottenstein Homes, Inc.

Charter Number	807732

☐ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

Complete the information in this section if box (1) is checked.

Name and Title of Officer	J. Thomas Mason	Sr. Vice President, Gen. Counsel
	(name)	(title)

(CHECK ONLY ONE (1) BOX)
☐ A meeting of the directors was duly called and held on
(Date)

☑ In a writing signed by all of the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70 6 of the ORC:
(insert proper paragraph number)

Resolved, that, in accordance with Section 1701.70 of the Ohio Revised Code and effective upon the filing of a
Certificate of Amendment with the Secretary of State of the State of Ohio, Article First of the Corporation’s Amended
and Restated Articles of Incorporation be, and it hereby is, amended to read in its entirety as follows:
First: The name of the corporation shall be M/I Homes, Inc.

540       Page 1 of 2              Last Revised: May 2002

Complete the information in this section if box (2) is checked.
WE, the undersigned, being all of the Incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the articles. We hereby have elected to amend the articles as follows:

REQUIRED	/s/ J. Thomas Mason	January 9, 2004
Must be authenticated (Signed)	Authorized Representative	Date
by an authorized representative
(See Instructions)	J. Thomas Mason
(Print Name)
Sr. Vice President, General Counsel

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

540       Page 2 of 2      Last Revised: May 2002